Exhibit 8.1
Subsidiaries of the Registrant
The following are the subsidiaries of the Registrant:

1	DLP Capital LLC (USA - Delaware)
2	MPB Capital LLC (USA - Texas)
3	DLPPar Participações S.A. (Brazil)
4	Stone Instituição de Pagamento S.A. (Brazil)
5	STNE Participações S.A. (Brazil)
6	STNE Participações em Tecnologia S.A. (Brazil)
7	MNLT S.A. (Brazil)
8	Pagar.me Instituição de Pagamento S.A. (Brazil)
9	Stone Sociedade de Crédito Direto S.A. (Brazil)
10	TAG Tecnologia para o Sistema Financeiro S.A. (Brazil)
11	Buy4 Processamento de Pagamentos S.A. (Brazil)
12	Buy4 Sub LLC (USA - Texas)
13	Stone Franchising Ltda. (Brazil)
14	Stone Logística Ltda. (Brazil)
15	VHSYS Sistema de Gestão S.A. (Brazil)
16	Trinks Serviços de Internet S.A. (Brazil)
17	Vitta Tecnologia em Saúde S.A. (Brazil)
18	VittaPar LLC (USA - Delaware)
19	Vitta Corretora de Seguros Ltda. (Brazil)

20	Vitta Serviços em Saúde Ltda. (Brazil)
21	Vitta Saúde Administradora de Benefícios Ltda. (Brazil)
22	MLabs Software S.A. (Brazil)
23	Questor Sistemas S.A. (Brazil)
24	Stone Seguros S.A. (Brazil)
25	Tapso Fundo de Investimento em Direitos Creditórios (Brazil)
26	SOMA III Fundo de Investimentos em Direitos Creditórios Não Padronizados (Brazil)
27	StoneCo exclusivo Fundo de Investimento em Cotas de Fundo de InvestimentoMultimercado Crédito Privado (Brazil)
28	Linx Pay Meios de Pagamento Ltda. (Brazil)
29	SimplesVet Tecnologia S.A. (Brazil)
30	Linx S.A. (Brazil)
31	Linx Sistemas e Consultoria Ltda. (Brazil)
32	Linx Telecomunicações Ltda. (Brazil)
33	Napse S.R.L. (Argentina)
34	Sociedad Ingeniería de Sistemas Napse I.T. de Chile Limitada (Chile)
35	Napse IT Peru S.R.L. (Peru)
36	Synthesis Holding LLC. (USA - Florida)
37	Synthesis US LLC (USA - Florida)
38	Retail Americas Sociedad de Responsabilidad Limitada de Capital Variable (Mexico)
39	Synthesis IT de México Sociedad de Responsabilidad Limitada de Capital Variable (Mexico)
40	Hiper Software S.A. (Brazil)

42	Stone Cartões Instituição de Pagamento S.A. (Brazil)
43	Napse Uruguay SAS (Uruguay)
44	Obvio Brasil Software e Serviços S.A. (Brazil)
45	Reclame Aqui Holdings Ltd. (Cayman Islands)
46	O Mediador Tecnologia da Informação S/S Ltda. (Brazil)
47	Reclame Aqui Marcas e Serviços Ltda. (Brazil)
48	Reclame Aqui LLC (USA - Delaware)
49	STEF S.A. (Brazil)
50	Fundo de Investimento em Direitos Creditórios ACR I - The Group owns 100% of the subordinated quotas in connection with the incorporation of the funds. (Brazil)
51	Fundo de Investimento em Direitos Creditórios ACR FAST - The Group owns 100% of the subordinated quotas in connection with the incorporation of the funds. (Brazil)
52	STNE Investimentos S.A. (Brazil)
53	Equals Software Participações S.A. (Brazil)
54	Stone Holding Instituições S.A. (Brazil)
55	Stone Sociedade de Crédito, Financiamento e Investimento S.A. (Brazil)
56	Linx Automotivo Ltda. (Brazil)
57	Sponte Educação Ltda. (Brazil)
58	Linx Impulse Ltda. (Brazil)
59	Linx Enterprise Ltda. (Brazil)
60	Linx Saúde Ltda. (Brazil)
61	Linx Commerce Ltda. (Brazil)
62	Linx People Ltda. (Brazil)
63	Stone Fundo de Investimento Multimercado Crédito Privado (Brazil)